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                                                                     EXHIBIT 4.1

                                 PROMISSORY NOTE

$2,000,000.00

Bio-imaging Technologies, Inc.
826 Newtown-Yardley Road
Newtown, Pennsylvania 18940
(Individually and collectively "Borrower")

Wachovia Bank, National Association
123 South Broad Street
Philadelphia, Pennsylvania 19109
(Hereinafter referred to as "Bank")

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Two Million and No/100 Dollars ($2,000,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

RENEWAL/MODIFICATION/INCREASE. This Promissory Note renews, extends, increases and/or modifies that certain Promissory Note dated April 30, 2002 (the "Original Promissory Note"), evidencing an original principal amount of $1,000,000.00. This Promissory Note is not a novation to the extent of the principal balance currently outstanding under the Original Promissory Note.

LOAN AGREEMENT. This Note is subject to the provisions of that certain Loan Agreement between Bank and Borrower dated 09 May 2003 as modified from time to time.

LINE OF CREDIT ADVANCES. Borrower may borrow, repay and reborrow, and, upon the request of Borrower, Bank shall advance and readvance under this Note from time to time until the maturity hereof (each an "Advance" and together the "Advances"), so long as the total principal balance outstanding under this Note at anyone time does not exceed the principal amount stated on the face of this Note, subject to the limitations described in any loan agreement to which this
Note is subject. Bank's obligation to make Advances under this Note shall terminate if Borrower is in Default. As of the date of each proposed Advance, Borrower shall be deemed to represent that each representation made in the Loan Documents is true as of such date.

If Borrower subscribes to Bank's cash management services and such services are applicable to this line of credit, the terms of such service shall control the manner in which funds are transferred between the applicable demand deposit account and the line of credit for credit or debit to the line of credit.

USE OF PROCEEDS. Borrower shall use the proceeds of the loan(s) evidenced by this Note for the commercia! purposes of Borrower, as follows: for working capital.

SECURITY. Borrower has granted Bank a security interest in the collateral described in the Loan Documents, including, but not limited to, personal property collateral described in that certain Security Agreement dated April 30,2002.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the Bank's Prime Rate, as that rate may change from time to time in accordance with changes in the Bank's Prime Rate ("Interest Rate"). "Bank's Prime Rate" means that rate announced by Bank from time to time as its prime rate and is one of several interest rate bases used by Bank. Bank lends at rates both

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above and below Bank's Prime Rate, and Borrower acknowledges that Bank's Prime
Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Interest Rate plus 3% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on June 1, 2003, and continuing on the same day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on June 30, 2004.

AUTOMATIC DEBIT OF CHECKING ACCOUNT FOR LOAN PAYMENT. Borrower authorizes Bank to debit demand deposit account number 2000011294955 or any other account with Bank (routing number 031000503) designated in writing by Borrower, beginning June 1, 2003 for any payments due under this Note. Borrower further certifies that Borrower holds legitimate ownership of this account and preauthorizes this periodic debit as part of its right under said ownership.

AVAILABILITY FEE. Borrower shall pay to Bank monthly an availability fee equal to 0.15% per annum on the difference between (i) the face amount of this Note and (ii) the outstanding principal balance of this Note, for each day during the preceding calendar month or portion thereof, commencing on June 1, 2003 and continuing on the same day of each month thereafter, with a final payment due and payable on the date that all principal and accrued interest is paid in full.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

DEFINITIONS. Loan Documents. The term "Loan Documents", as used in this Note and the other Loan Documents, refers to all documents executed in connection with or related to the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and any letters of credit issued pursuant to any loan agreement to which this Note is subject, any applications for such letters -ot-credit and any other documents executed in connection therewith or related thereto, and may include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. Section 101). Obligations. The term "Obligations", as used in this Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements (as defined in 11 U.S.C. Section 101) between Borrower and Bank whenever executed. Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

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LATE CHARGE. If any payments are not timely made, Borrower shall also pay to
Bank a late charge equal to 5% of each payment past due for 10 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEFAULT. If any of the following occurs, a default ("Default") under this Note shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents. False Warranty. A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. Cross Default. At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. Section 101, except that the term "Borrower" shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any business in which Borrower holds, directly or indirectly, a controlling interest). Cessation; Bankruptcy. The death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of Borrower, or any party to the Loan Documents. Material Business Alteration. Without prior written consent of Bank, a material alteration in the kind or type of Borrower's business. Material Capital Structure or Business Alteration. Without prior written consent of Bank, (i) a material alteration in the kind or type of Borrower's business or that of Borrower's Subsidiaries or Affiliates, if any; (ii) the sale of substantially all of the business or assets of Borrower, any of Borrower's Subsidiaries or Affiliates or any guarantor, or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Borrower, or any of Borrower's Subsidiaries or Affiliates or any guarantor, or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; (iii) the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or (iv) should any Borrower or any of Borrower's Subsidiaries or Affiliates or any guarantor enter into any merger or consolidation. Material Adverse Change. Bank determines in good faith, in its sole discretion, that the prospects for payment or performance of the Obligations are impaired or there has occurred a material adverse change in the business or prospects of Borrower, financial or otherwise.

REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower's accounts without notice. Acceleration Upon Default. Accelerate the maturity of this Note and, at Bank's option, any or all other Obligations, other than Obligations under any swap agreements (as jefined in 11 U.S.C. Section 101) between Borrower and Bank, which shall be governed by the default and termination provisions of said swap agreements; whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Note, all Obligations (other than Obligations under any swap agreement as referenced above) shall automatically

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and immediately be due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

CONFESSION OF JUDGMENT. THE FOLLOWING PARAGRAPH SETS FORTH A POWER OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER, THE BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR BORROWER AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, INTELLIGENTLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE INCLUDING, WITHOUT LIMITATION, A HEARING PRIOR TO GARNISHMENT AND ATTACHMENT OF THE BORROWER'S BANK ACCOUNT AND OTHER ASSETS. BORROWER ACKNOWLEDGES AND UNDERSTANDS THAT BY ENTERING INTO THIS NOTE CONTAINING A CONFESSION OF JUDGMENT CLAUSE THAT BORROWER IS VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY GIVING UP ANY AND ALL RIGHTS, INCLUDING CONSTITUTIONAL RIGHTS, THAT BORROWER HAS OR MAY HAVE TO NOTICE AND A HEARING BEFORE JUDGMENT CAN BE ENTERED AGAINST BORROWER AND BEFORE THE BORROWER'S ASSETS, INCLUDING, WITHOUT LIMITATION, ITS BANK ACCOUNTS, MAY BE GARNISHED, LEVIED, EXECUTED UPON AND/OR ATTACHED. BORROWER UNDERSTANDS THAT ANY SUCH GARNISHMENT, LEVY, EXECUTION AND/OR ATTACHMENT SHALL RENDER THE PROPERTY GARNISHED, LEVIED, EXECUTED UPON OR ATTACHED IMMEDIATELY UNAVAILABLE TO BORROWER. IT IS SPECIFICALLY ACKNOWLEDGED BY BORROWER THAT THE BANK HAS RELIED ON THIS WARRANT OF ATTORNEY AND THE RIGHTS WAIVED BY BORROWER HEREIN IN RECEIVING THIS NOTE AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS TO THE BORROWER.

If a Default occurs under this Note or any other Loan Documents, each Borrower hereby jointly and severally authorizes and empowers any attorney of any court of record or the prothonotary or clerk of any county in the Commonwealth of Pennsylvania, or in any jurisdiction where permitted by law or the clerk of any United States District Court, to appear for Borrower in any and all actions which may be brought hereunder and enter and confess judgment against the Borrower or any of them in favor of the Bank for such sums as are due or may become due hereunder or under any other Loan Documents, together with costs of suit and actual collection costs including, without limitation, reasonable attorneys' fees equal to 5% of the Obligations then due and owing but in no event less than $5,000.00, with or without declaration, without prior notice, without stay of execution and with release of all procedural errors and the right to issue executions forthwith. To the extent permitted by law, Borrower waives the right of inquisition on any real estate levied on, voluntarily condemns the same, authorizes the prothonotary or clerk to enter upon the writ of execution this voluntary condemnation and agrees that such real estate may be sold on a writ of execution; and also waives any relief from any appraisement, stay or exemption law of any state now in force or hereafter enacted. Borrower further waives the right to any notice and hearing prior to the execution, levy, attachment or other type of enforcement of any judgment obtained hereunder, including, without limitation, the right to be notified and heard prior to the garnishment, levy, execution upon and attachment of Borrower's bank accounts and other property. If a copy of this Note verified by affidavit of any officer of the Bank shall have been filed in such action, it shall not be necessary to file the original thereof as a warrant of attorney, any practice or usage to the contrary notwithstanding. The authority herein granted to confess judgment shall not be exhausted by any single exercise thereof, but shall continue and may be exercised from time to time as often as the Bank shall find it necessary and desirable and at all times until full payment of all amounts due hereunder and under any other Loan Documents. The Bank may confess one or more judgments in the same or different jurisdictions for all or any part of the Obligations arising hereunder or under any other Loan Documents to which Borrower is a party, without regard to whether judgment has theretofore been confessed on more of payments. All payments received during normal banking hours after

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2:00pm local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Joint and Several Obligation. Each person who signs this Note as a Borrower (as defined herein) is jointly and severally obligated. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTAILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS NOTE.

BORROWER AD BANK AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICALLY.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal/

PLACE OF EXECUTION AND DELIVERY. Borrower hereby certified that this Note and the Loan Documents were executed in the Commonwealth of Pennsylvania and delivered to Bank in the Commonwealth of Pennsylvania.

Bio-Imaging Technologies, Inc.
By:   /s/ Ted Kaminer
      ---------------
Name: Ted Kaminer         Title: CFO
      ---------------            ---
(SEAL)

Tracking #: 54128PLY
CAT - Deal # 187835 Facility IS 146004

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